UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2009

BEYOND COMMERCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52490	98-0512515
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9029 South Pecos
Suite 2800
Henderson, Nevada 89074
(Address of principal executive offices, including zip code)

(702) 463-7000
(Registrant’s telephone number, including area code)

Copies to:

Gregory Sichenzia, Esq.
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The Company and St. George Investments, LLC, entered into an agreement dated July 30, 2009 (the “Agreement”) pursuant to which the Company will satisfy the entire outstanding balance of $420,593.40 on its Series 2009 Secured Convertible Original Issue Discount Note, due June 15, 2010, issued to St. George (the “Note”).  Pursuant to the Agreement, the Company will make the following payments (the “Scheduled Payments”) on the Note:  (i) $100,000 paid on July 30, 2009, (ii) $50,000 shall be paid by August 6, 2009, (iii) 50,000 shall be paid by August 13, 2009, (iv) $50,000 shall be paid by August 20, 2009, (v) $50,000 shall be paid by August 27, 2009, (vi) $50,000 shall be paid on or before September  3, 2009, (vii) $50,000 shall be paid on or before September 10, 2009 and (viii) $20,995.40 shall be paid on or before September 17, 2009.   Provided the Scheduled Payments have been made in accordance with the Agreement, the Note shall be deemed paid in full and St. George shall return 3,015,424 shares of the Company’s common stock which had been pledged as security for repayment of the Note, and will not hold any other shares pledged in connection with the Note.

A copy of the Amendment is filed as an exhibit to this Current Report on Form 8-K.  The summary of the Agreement set forth above is qualified by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

     (c) Shell Company Transactions.

Not Applicable

     (d) Exhibits

Exhibit Number	Description
10.1	Agreement between Beyond Commerce, Inc. and St. George Investments, LLC, dated July 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Beyond Commerce, Inc.

By:	/s/ Mark V. Noffke
Mark V. Noffke
Chief Financial Officer

Date: August 4, 2009

Exhibit Index

Exhibit Number	Description
10.1	Agreement between Beyond Commerce, Inc. and St. George Investments, LLC, dated July 30, 2009.